UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2017

________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)

________________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c) On March 6, 2017, our Board of Directors selected Dominick Zarcone, our current Chief Financial Officer, to become our new President and Chief Executive Officer, and Robert L. Wagman announced his intention to step down from the positions of President and Chief Executive Officer. Mr. Zarcone will be included in the slate of nominees for election as a member of our Board of Directors at our annual meeting of stockholders on May 8, 2017, and Mr. Wagman will not be standing for re-election to the Board. In addition, Joseph M. Holsten, our current Chairman of the Board, was appointed as Executive Chairman.
The information required by Items 401(b), (d), and (e) and Item 404(a) of Regulation S-K with respect to Mr. Zarcone is included in Part III, Item 10 of our Annual Report on Form 10-K filed with the SEC on February 27, 2017, and such information is incorporated herein by reference.
On March 9, 2017, we issued a press release announcing these matters. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
(e) Under our Management Incentive Plan, the potential bonus for each of our named executive officers for the 2017 performance period depends on our earnings per share (subject to adjustment for items specified in the award memorandum) for the year ending December 31, 2017. On March 6, 2017, the Board of Directors approved the Compensation Committee's recommendation to establish the threshold, target and maximum earnings per share target range for the 2017 performance period at $1.70, $1.85, and $1.94, respectively.
The threshold, target and maximum potential payout percentages of the weighted average 2017 base salary of our named executive officers are set forth below. Performance between the threshold, target and maximum would result in a proportionate payment of the award based upon achievement of earnings per share amounts.

	Threshold	Target	Maximum
Robert L. Wagman	50	100	150
John S. Quinn	35	50	110
Dominick Zarcone	35	50	110
Walter P. Hanley	35	50	110
Victor M. Casini	35	50	110

Under our Long Term Incentive Plan, the potential award for each of our named executive officers for the performance period from January 1, 2017 to December 31, 2019 is equal to the executive officer’s base salary at December 31, 2019 multiplied by a certain percentage.  The percentage used to calculate the award will depend on the growth of our earnings per share, revenue and return on equity (subject to adjustment for items specified in the award memorandum) from the base year (2016) to the final year of the performance period (2019).  On March 6, 2017, the Board of Directors approved the Compensation Committee’s recommendation to establish the target growth rates for these three components at 30% to 60% for earnings per share, 24% to 36% for revenue, and 12.5 basis points to 72.5 basis points for return on equity.  The three components of the performance targets were weighted as follows: 42.5% for earnings per share growth; 42.5% for revenue growth; and 15% for return on equity growth.
The threshold, target and maximum potential payout percentages of the base salary at December 31, 2019 of each of our named executive officers are set forth below. Between these growth levels, there are two intermediate growth levels on the upside (between target and maximum) and three on the downside (between target and minimum) which would result in a proportionate award based upon achievement of earnings per share, revenue and return on equity growth.

	Threshold	Target	Maximum
Robert L. Wagman	39	78	156
John S. Quinn	36	71	142
Dominick Zarcone	36	71	142
Walter P. Hanley	36	71	142
Victor M. Casini	36	71	142

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On March 8, 2017, the Board of Directors approved amendments to our Bylaws to implement proxy access for eligible stockholders of the Company. In particular, Article III, Section 1A was added to the Bylaws and permits an eligible stockholder, which includes an eligible group of 20 or fewer stockholders, owning at least three percent of the number of outstanding shares of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of (i) two directors or (ii) 20% of the number of directors then serving on the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.
The preceding description is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of LKQ Corporation, as amended as of March 8, 2017.
10.1	Form of LKQ Corporation Executive Officer Management Incentive Plan Award Memorandum.
10.2	Form of LKQ Corporation Executive Officer Long Term Incentive Plan Award Memorandum.
99.1	LKQ Corporation Press Release dated March 9, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 10, 2017

LKQ CORPORATION

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel